SLM Corporation European ABS Investor Presentation April 21-25, 2008

This presentation contains forward-looking statements and information that are based on management's current expectations as of the date of this document. When used in this report, the words "anticipate," "believe," "estimate," "intend" and "expect" and similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to risks, uncertainties, assumptions and other factors that may cause actual results to be materially different from those reflected in such forward-looking statements. These factors include, among others, the occurrence of any event, change or other circumstances that could give rise to our ability to cost-effectively refinance the aggregate $34 billion asset-backed financing facilities, due February 2009, which closed in the first quarter of 2008 (collectively, the "2008 Asset-Backed Financing Facilities"), including any potential foreclosure on the student loans under those facilities following their termination; increased financing costs; limited liquidity; any adverse outcomes in any significant litigation to which we are a party; our derivative counterparties terminating their positions with the Company if permitted by their contracts and the Company substantially incurring additional costs to replace any terminated positions; changes in the terms of student loans and the educational credit marketplace (including changes resulting from new laws and regulations and from the implementation of applicable laws and regulations) which, among other things, may reduce the volume, average term and yields on student loans under the Federal Family Education Loan Program ("FFELP"), may result in loans being originated or refinanced under non-FFELP programs, or may affect the terms upon which banks and others agree to sell FFELP loans to the Company. The Company could also be affected by: changes in the demand for educational financing or in financing preferences of lenders, educational institutions, students and their families; incorrect estimates or assumptions by management in connection with the preparation of our consolidated financial statements; changes in the composition of our Managed FFELP and Private Education Loan portfolios; changes in the general interest rate environment and in the securitization markets for education loans, which may increase the costs or limit the availability of financings necessary to initiate, purchase or carry education loans; changes in projections of losses from loan defaults; changes in general economic conditions; changes in prepayment rates and credit spreads; and changes in the demand for debt management services and new laws or changes in existing laws that govern debt management services. All forward-looking statements contained in this presentation are qualified by these cautionary statements and are made only as of the date of this presentation. The Company does not undertake any obligation to update or revise these forward-looking statements to conform the statement to actual results or changes in the Company's expectations. Forward-Looking Statements

Non-GAAP Financial Measures - The following presentation includes non-GAAP performance measures. A presentation of the most comparable GAAP financial measures and a reconciliation of the non-GAAP performance measures to the most directly comparable GAAP financial measures are included in our most recent quarterly earnings release and annual report on Form 10-K, which are available on our website at (http://www.salliemae.com/about/investors/stockholderinfo/earningsinfo) and (http://www.salliemae.com/about/investors/stockholderinfo/secfilings) and on the SEC's website (http://www.sec.gov). U.S. Government Guaranteed Student Loans - The following presentation contains references to U.S. Government guaranteed student loans. All such references are to loans made in compliance with the Federal Family Education Loan Program ("FFELP"), under Title IV of the Higher Education Act, to finance educational costs. As more fully described in our most recent quarterly earnings release and annual report on Form 10-K, available on our website at (http://www.salliemae.com/about/investors/stockholderinfo/earningsinfo) and (http://www.salliemae.com/about/investors/stockholderinfo) and on the SEC's website (http://www.sec.gov), the federal guarantee of FFELP loans is conditioned on loans being originated, disbursed and serviced in accordance with Department of Education regulations. In addition, unless a loan default results from the borrower's death, disability or bankruptcy, the federal government guarantees only 97 percent of the principal balance (95 percent on loans disbursed after October 1, 2012) plus accrued interest and the holder of the loan generally must absorb the three percent (five percent after October 1, 2012) not guaranteed as a loss on the loan ("Risk Sharing"). Additional Information - The following presentation contains certain information about the Company that management believes is important to investors, but should be read in conjunction with other material information about the Company, including, but not limited to, the operational, market and interest rate, political and regulatory, liquidity, credit, and refinancing risks that the Company faces. For a discussion of the risks described above as well as additional information about the Company you should refer to our most recent quarterly earnings release and annual report on Form 10-K, available on our website at (http://www.salliemae.com/about/investors/stockholderinfo/earningsinfo) and (http://www.salliemae.com/about/investors/stockholderinfo/secfilings) and on the SEC's website (http://www.sec.gov). For a discussion of the specific characteristics of any specific security, you should refer to the pricing supplement, prospectus supplement and/or prospectus applicable to that security. Disclosures

Page I. Student Loan ABS Market Update 5 II. SLM Corporation Update 10 III. SLM Business Fundamentals 14 IV. Higher Education Industry Update 18 V. Liquidity and Capital Markets Access 21 VI. U.S. Government Guaranteed Student Loan ABS 25 VII. Private Credit Student Loan ABS 29 VIII. Additional Information 39

Student Loan ABS Market Update

Technicals have dictated the tone for all ABS markets in 2008, including student loan ABS Legislative changes and potential Fed intervention Where we are now What started as the "subprime mortgage" crisis continues to create difficult market conditions for all ABS market sectors, including student loan ABS Large student loan ABS issuers have, however, continued to access the market, albeit recently at historically wide pricing Many now believe the worst is over in terms of spread widening The College Cost Reduction Act ("CCRA") reduced the margins on FFELP loans and, coupled with the current capital markets dislocation, caused over 50 industry participants both large and small, to exit Various members of Congress recently introduced bills proposing Federal funding support to help stabilize the student loan ABS market and assure accessibility of loans for students FFELP ABS structure and credit fundamentals remain strong FFELP student loan ABS are expected to be one of the first beneficiaries of spread tightening, as a result of the collateral's 97% government guarantee Overview of Recent Events in the Student Loan ABS Market

Recent Student Loan Related Activity in Washington, DC The Administration is actively discussing options to improve liquidity for Federal student loans, including support from the Federal Financing Bank Bills recently introduced in Congress include provisions to Authorize the Federal Home Loan Bank to purchase student loan ABS Expand the Department of Education's 'lender of last resort' program to schools, and clarify that the Secretary may advance federal capital to guarantors Temporary authority for the Department of Education to purchase guaranteed student loans from eligible lenders Urge the Federal government consider additional steps, if needed, to ensure students have continued access to Federal student loans

3 Year AAA Spread Migration Across Asset Classes from January 2007 - April 2008 (bps) Spread Widening in the ABS Market Source: JPMorgan Research Note: Data as of 4/16/08 FFELP student loan ABS has widened the least of any ABS asset class since the credit market dislocation unfolded 120 175 105 Credit Card Auto Student Loan (FFELP) UK RMBS HELOC ARMs 1/4/2007 0 1 1 4 15 15 1/11/2007 0 1 1 5 15 15 1/18/2007 0 1 0 5 15 15 1/25/2007 0 1 0 5 15 15 2/1/2007 0 1 0 5 14 14 2/8/2007 0 1 0 5 14 14 2/15/2007 0 0 0 5 14 14 2/22/2007 0 0 0 5 14 15 3/1/2007 0 1 0 5 18 18 3/8/2007 0 1 0 6 18 18 3/15/2007 0 1 0 6 18 24 3/22/2007 0 1 0 6 18 24 3/29/2007 0 1 1 6 16 24 4/5/2007 0 1 0 6 15 25 4/12/2007 0 1 0 6 15 25 4/19/2007 0 2 1 5 15 25 4/26/2007 0 2 1 5 15 25 5/3/2007 0 2 1 5 15 25 5/10/2007 -1 2 1 5 15 25 5/17/2007 -1 2 1 4 15 22 5/24/2007 -1 2 1 4 15 20 5/31/2007 -1 2 1 4 15 18 6/7/2007 -1 2 1 4 15 18 6/14/2007 0 2 1 4 15 17 6/21/2007 0 2 1 4 15 17 6/28/2007 0 2 1 5 15 18 7/5/2007 0 2 1 5 15 18 7/12/2007 0 2 1 5 18 21 7/19/2007 0 2 1 5 18 26 7/26/2007 6 5 4 10 35 35 8/2/2007 7 7 8 13 35 35 8/9/2007 10 14 12 21 45 45 8/16/2007 20 35 20 40 80 100 8/23/2007 30 35 25 40 100 100 8/30/2007 30 40 25 50 140 100 9/6/2007 30 40 30 50 140 110 9/13/2007 32 40 35 55 140 110 9/20/2007 30 40 30 55 140 105 9/27/2007 30 35 30 50 140 100 10/4/2007 26 35 30 50 250 100 10/11/2007 26 28 25 50 250 100 10/18/2007 22 28 20 50 250 100 10/25/2007 20 28 20 50 250 105 11/1/2007 20 28 20 50 300 140 11/8/2007 23 40 23 55 300 140 11/15/2007 28 60 28 55 300 150 11/22/2007 35 60 28 55 300 200 11/29/2007 40 65 28 60 300 200 12/6/2007 45 75 30 65 500 175 12/13/2007 50 80 35 75 500 165 12/20/2007 50 80 40 80 500 165 12/27/2007 50 80 40 80 500 165 1/3/2008 50 80 40 80 500 165 1/10/2008 45 85 35 80 1/17/2008 50 90 35 100 1/24/2008 58 95 45 100 1/31/2008 60 100 45 100 2/7/2008 65 105 45 110 2/14/2008 70 135 50 110 2/21/2008 75 135 70 110 2/28/2008 80 135 80 130 3/6/2008 95 145 90 150 3/13/2008 100 160 95 170 3/20/2008 115 165 90 3/27/2008 115 165 100 4/3/2008 120 180 100 4/10/2008 120 175 100 4/16/2008 120 175 105 1yr 3yr 5yr 7yr Line 5 Line 6 Line 7 Line 8 Line 9 Line 10 Line 11 Line 12 Line 13 Line 14 Line 15 Line 16 Annotations 1/4/2007 -3.5 0 2 6.5 1/17/2007 -3.5 0 2 6.5 2/14/2007 -2 0 3.5 6 3/14/2007 -1 1 4 6 4/11/2007 -1 1 4 6 5/9/2007 -1 1 5 7 6/6/2007 -1 0.5 3 5 7/3/2007 -1 0.5 3.5 5 7/19/2007 0.5 1.5 4 6 7/25/2007 1 2 4.5 6.5 7/31/2007 4.5 7 10 11.5 8/1/2007 5 8.5 11 13 8/10/2007 15 19 22.5 25 8/16/2007 16 21 24 26 8/23/2007 19.5 28 34 37.5 9/4/2007 21 30 35 40 9/12/2007 25 40 40 45 9/14/2007 25 40 40 45 9/21/2007 20 35 40 42 9/26/2007 25 40 45 45 10/3/2007 20 30 35 40 10/5/2007 20 30 33 40 10/9/2007 22 29 33 40 10/15/2007 21 26 27 35 10/22/2007 17 22 25 33 11/1/2007 15 21 24 33 11/7/2007 15 22 25 35 11/9/2007 16 22 27 35 11/14/2007 21 29 32 40 11/21/2007 22 30 35 45 11/27/2007 20 30 35 40 11/29/2007 20 30 35 40 12/6/2007 20 30 35 40 12/7/2007 25 33 38 43 12/10/2007 25 34 39 44 12/12/2007 25 34 40 45 12/14/2007 25 35 40 45 12/17/2007 27 37 42 47 12/20/2007 27 37 42 47 1/2/2008 29 40 44 49 1/8/2008 26 33 43 53 1/10/2008 26 35 50 65 1/17/2008 27 37 50 65 1/23/2008 32 43 55 70 1/25/2008 32 43 58 75 1/29/2008 27 43 60 75 2/1/2008 30 45 60 75 88.1 2/7/2008 30 45 60 75 2/13/2008 42 52 68 83 2/14/2008 40 52 68 83 2/19/2008 40 57 73 89 2/20/2008 50 70 85 105 2/22/2008 50 80 90 100 69.8 2/27/2008 50 80 90 100 3/3/2008 55 85 95 108 3/6/2008 60 90 100 120 3/11/2008 75 100 120 140 3/13/2008 75 100 115 130 3/18/2008 85 110 125 140 3/19/2008 70 100 115 140 3/20/2008 65 95 115 140 3/26/2008 70 100 120 165 3/28/2008 70 100 120 165 4/9/2008 70 105 125 170 4/10/2008 68 105 125 165 4/16/2008 70 105 125 165 Sallie Mae FFELP AAA ABS Spreads (bps) Source: J.P. Morgan Securities Inc. Note: Data as of 4/16/08 165 105 125 70

SLM ABS (floating rate issuance) Agency debenture (fixed rate issuance) 1 -3 -16 2 85 -17.5 3 100 -15.7 5 120 -3.9 7 160 -1.7 10 175 10.2 'AAA' FFELP ABS 1 U.S. Agency Debt 1 Average life (yrs.) 116bps 162bps 124bps 103bps Sallie Mae 'AAA' FFELP ABS offer significantly wider new issue spreads than U.S. agency debentures with similar credit profile SLM 'AAA' FFELP vs. U.S. Agencies 1 Spreads as of March 31, 2008. U.S. Agency spreads average of Fannie Mae and Freddie Mac LIBOR equivalent spreads. Source: J.P. Securities Inc. - Morgan Markets

SLM Corporation Update

Overview of SLM Corp. #1 originator, servicer and collector of student loans in the U.S. education lending market $169 billion managed student loan portfolio, 82% of which is U.S. government guaranteed1 Profitable since its founding in 1972, through various political, interest rate and economic cycles2 1 As of March 31, 2008 2 Based on annual "Core Earnings" Net Income 2 Based on annual "Core Earnings" Net Income 2 Based on annual "Core Earnings" Net Income

SLM Corporate Update Sallie Mae has cautiously and opportunistically maneuvered through the credit crunch SLM announced it will be more selective in its student loan origination activities SLM completed public offerings of $2.0B common stock and $1.0B mandatory convertible preferred stock and eliminated its equity forward position SLM issued $1.6B in FFELP ABS Anthony Terracciano named Chairman, Jack Remondi appointed Vice Chairman and CFO SLM announced plans to curtail private education lending to students attending schools where loan performance was significantly below expectations SLM issued $1.5B in FFELP ABS SLM closed $34B of ABCP conduit and secured term financing facilities to refinance its interim ABCP conduit facilities SLM stopped originating FFELP Consolidation Loans SLM issued $4.3B in FFELP ABS December 2007 January 2008 February, March and April 2008

Corporate CDS from Jan 2008 - Apr 2008 (bps) Positive Signs Source: Bloomberg Credit market confidence in U.S. non-bank financials and Sallie Mae, as evidenced by CDS spreads, have recently improved Date CIT Group (A3/A-) Sallie Mae (Baa2/BBB-) Washington Mutual (Baa3/BBB-) Capital One Financial (A3/BBB+) Line 5 Line 6 Line 7 Line 8 Line 9 Line 10 Line 11 Line 12 Line 13 Line 14 Line 15 Line 16 Annotations 4/17/2008 644.2 496.2 362.9 305 4/16/2008 645 489.2 378.3 333.3 4/15/2008 697.5 512.5 412.5 342.1 4/14/2008 708.3 542.1 415.8 347.5 4/11/2008 714.6 519.6 407.5 346.7 4/10/2008 717.3 495 385 331.7 4/9/2008 705.2 471.8 375.4 297.1 4/8/2008 579.2 474.2 335 275 4/7/2008 546.7 455 305 269.2 4/4/2008 545.8 464.2 383.3 287.5 4/3/2008 555.8 612.5 379.6 300.8 4/2/2008 750.8 761.2 436.7 307.5 4/1/2008 815.3 820 469.2 320 3/31/2008 831.3 810.4 497.1 330.4 3/28/2008 827.4 808.9 500 335.4 3/27/2008 906.7 811.5 497.5 332.9 3/26/2008 990.5 792.9 512.5 335 3/25/2008 1124.9 829.2 482.5 326.7 3/24/2008 1058.6 938.8 584.6 372.9 3/21/2008 1079.5 1009 604.6 378.8 3/20/2008 1087.1 1000.3 600 381.2 3/19/2008 1131.7 1015.5 625.8 405.8 3/18/2008 1185.9 1021.5 640.8 444.2 3/17/2008 1038.9 973.4 706.7 481.7 3/14/2008 1082.3 990.8 620.8 484.2 3/13/2008 1033.9 815 640 505 3/12/2008 1078.3 685 623.3 482.5 3/11/2008 1074.5 673.3 677.5 518.8 3/10/2008 1011.6 627.1 715 505.8 3/7/2008 935.6 601.7 649.6 512.5 3/6/2008 830.8 588.3 644.2 479.2 3/5/2008 727.5 544.2 521.6 465 3/4/2008 689.2 526.7 557.9 467.1 3/3/2008 633.8 526.2 468.3 452.5 2/29/2008 626.7 509.6 435 433.3 2/28/2008 594.2 493.3 412.1 409.6 2/27/2008 577.5 496.7 398.3 401.7 2/26/2008 578.3 487.5 395 396.7 2/25/2008 605 500 412.2 422.5 2/22/2008 615 502.5 411.2 429.2 2/21/2008 615 502.5 409.2 411.2 2/20/2008 630.8 513.8 435 420 2/19/2008 609.6 497.2 423.3 420 88.1 2/18/2008 619.8 510.5 431.3 416.5 2/15/2008 614.2 504.6 425 415.4 2/14/2008 602.5 502.9 397.1 401.2 2/13/2008 600 510 402.9 414.2 2/12/2008 594.2 505.8 398.3 434.6 2/11/2008 591.2 484.2 403.3 417.5 69.8 2/8/2008 567.9 467.5 373.3 403.3 2/7/2008 563.3 450.8 375 398.7 2/6/2008 538.3 430 347.9 389.8 2/5/2008 535 432 334.2 390 2/4/2008 505.8 383.3 311.2 370 2/1/2008 519.2 390.4 318.3 365 1/31/2008 545 415.8 349.2 387.5 1/30/2008 520 405 325 360 1/29/2008 523.3 414.2 312.5 361.5 1/28/2008 554.2 425.8 335.8 385 1/25/2008 500 448.3 315.4 367.9 1/24/2008 564.6 482.9 349.7 415.8 1/23/2008 631.2 523.3 399.2 460.8 1/22/2008 608.3 481.7 420 449.2 1/21/2008 550 457.5 438.5 423.8 1/18/2008 535 439.6 440.8 412.1 1/17/2008 538.3 396.7 435.8 405 1/16/2008 456.2 391.2 380.8 390.8 1/15/2008 421.7 385.4 387.5 385 1/14/2008 409.2 385 354.2 372.1 1/11/2008 427.9 419.2 360 381.7 1/10/2008 504.2 477.9 639.2 417.9 1/9/2008 496.7 458.3 646.7 381.7 1/8/2008 422.5 419.2 484.4 325 1/7/2008 430.4 416.2 467.1 318.8 1/4/2008 409.6 398.8 443.3 310 1/3/2008 401.7 325 430 288.8 1/2/2008 390 301.8 425 275.6 1/1/2008 383.8 304.2 413.8 275.4

SLM Business Fundamentals

FFELP Stafford and PLUS loans Private Credit Loans Fee-Based Businesses Originated primarily through schools' financial aid offices Marketed under Sallie Mae brands plus those of strategic lender partners Loans originated, serviced and collected by SLM's servicing operations Originated through both school and, to a lesser extent, direct-to-consumer channels Predominantly Sallie Mae branded, coupled with FFELP loans when possible Loans originated, serviced and collected by SLM's servicing operations Asset Performance Group (formerly "DMO") and other fee businesses represent nearly one third of 2007 net revenue Fee business diversifies SLM's earnings Fundamentals of SLM Business Model Remain Unchanged

SLM Competitive Advantage and Market Position Vertically Integrated Origination/ Servicing/Collections Strong National and Regional Brands Integrated, Web-Based Technology Largest and Most Experienced Sales Team Breadth of Products and Services $169B managed loans 10 million customers Economies of Scale SLM's Competitive Advantage Federal Student Loan Originations Federal Student Loan Originations Federal Student Loan Originations Federal Student Loan Originations Federal Student Loan Originations Federal Student Loan Originations Market Share Market Share Market Share Market Share Lender 2007 2003 2000 1997 1 Sallie Mae Preferred Channel1 28% 25% 17% 0% 2 Federal Government 18% 26% 32% 34% 3 Citigroup 6% 7% 6% 6% 4 Bank of America 4% 5% 5% 2% 5 JPMorgan Chase 4% 13% 12% 10% Note: Sallie Mae Brands 14% 7% 3% 0% Federal Student Loan Market Share Source: ED Top Originators of FFELP Loans. Federal fiscal year ended September 30. 1 Preferred Channel originations include loans originated under Sallie Mae brands, plus loans originated and purchased under contract from Sallie Mae's strategic lending partners. Singular Focus and Scale

Business Strategy Refocused on Most Profitable Businesses Focus Private and FFELP lending activities on traditional schools and borrowers Curtail unprofitable originations with little strategic value High default rate non-traditional schools and borrowers Lower tier credit borrowers Wholesale FFELP Consolidation Loan acquisitions Adjust pricing of private credit loan products to reflect market conditions Utilize custom scorecards and further enhance collections practices to improve private credit performance Reduce borrower benefits and operating expenses in response to new FFELP economics Take any additional steps necessary to assure resources are balanced in view of increased funding costs

Higher Education Industry Update

Column 1 Column 3 Column 4 Column 5 Column 6 Column 7 Column 8 Column 9 Column 10 Column 11 Column 12 Column 13 Column 14 Column 15 Column 16 1/1/2000 15.312 1/1/2001 15.928 1/1/2002 16.612 1/1/2003 16.901 1/1/2004 17.272 1/1/2005 17.428 1/1/2006 17.672 1/1/2007 17.958 1/1/2008 18.264 1/1/2009 18.567 1/1/2010 18.839 1/1/2011 19.105 1/1/2012 19.374 1/1/2013 19.662 1/1/2014 19.944 1/1/2015 20.192 1/1/2016 20.442 Higher Education Enrollment (millions) Source: National Center for Education Statistics Note: Total enrollment in all degree-granting institutions; middle alternative projections for 2006 onward Annual Cost of Education ($ thousands) Source: College Board Note: Academic years, average published tuition, fees, room and board charges at four-year institutions; enrollment- weighted Public Private Column 5 Column 6 Column 7 Column 8 Column 9 Column 10 Column 11 Column 12 Column 13 Column 14 Column 15 Column 16 1/1/2000 8.08 21.476 1/1/2001 8.4 22.2 1/1/2002 9 23.9 1/1/2003 9.7 24.9 1/1/2004 10.6 26.1 1/1/2005 11.4 27.5 1/1/2006 12.115 28.743 1/1/2007 12.796 30.367 1/1/2008 13.589 32.307 Public CAGR: 6.8% Private CAGR: 5.1% Source: President's 2008 Budget. Gross commitments by fiscal year Note: Excludes consolidation volume Federal Student Loan Origination Volume ($bn) Column 1 Column 4 Column 5 Column 6 Column 7 Column 8 Column 9 Column 10 Column 11 Column 12 Column 13 Column 14 Column 15 Column 16 2001 39.755 2002 45.305 2003 52.18 2004 59.318 2005 64.297 2006 69.091 2007 76.059 2008 82.543 2009 87.447 2010 92.651 2011 98.235 2012 104.288 2013 110.831 '01-'07 CAGR: 11.4% '07-'13 CAGR: 6.5% Enrollment Growth + Rising Tuitions + Education Value = Increasing Loan Demand Favorable Student Loan Market Trends Relationship Between Higher Education, Income and Employment Unemployment Line 3 Average Annual Income Column 3 Column 4 Column 5 Column 6 Column 7 Column 8 Column 9 Column 10 Column 11 Column 12 Column 13 Column 14 Column 15 Column 16 Less than H.S. 0.068 22232 High school 0.043 30640 Some college 0.039 35970 Associate 0.03 37480 Bachelor's 0.023 53581 Master's 0.017 67361 Doctorate 0.014 93096 Professional 0.011 115292 Source: U.S. Census Bureau, Current Population Survey. Unemployment data as of 2006. Average annual income figures for 2005. Represents average earnings for a full time, year-round worker over age 25 Unemployment Average annual income

Private College Public College Private College Public College 73428 28568 0 141496 75198 FFELP Funds Available 17125 17125 0 19000 19000 Private Education Loan Market Growth Students and parents have increasingly turned to private credit loans to fund the gap between student aid, federal loans and the rising cost of education Source: College Board. Cost of college includes tuition, fees, room and board, transportation and other expenses for four year degree granting institutions for academic years ended June 30, 1997 and 2007. (1) FFELP loan limit for four consecutive years of college. Limits increased on July 1, 2007 from $17,125 to $19,000 for dependent students. Cost of College vs. FFELP Loan Limits Academic Years 1997 vs. 2007 FFELP Limit(1) Federal loan shortfall AY1997 AY2007 Source: College Board, Trends in Higher Education Series (2007). Federal loan shortfall Private Education Loan Market Growth in Non-Federal Student Loan Originations Consolidated Column 6 Column 7 Column 8 Column 9 Column 10 Column 11 Column 12 Column 13 Column 14 Column 15 Column 16 2001 4.5 2002 5.6 2003 7.6 2004 10.1 2005 13.8 2006 17 2007 18.5

Liquidity and Capital Markets Access

Liquidity Position Update At March 31, 2008, SLM maintained $18.4B of primary liquidity Sources of Primary Liquidity: Mar 31, 2008 Unrestricted Cash & Liquid Investments $4.9B(1) Unused Bank Lines of Credit 6.5B 2008 ABCP Facilities 6.9B Total Sources of Primary Liquidity $18.4B Stand-by Liquidity: Unencumbered FFELP Loans 19.2B Total Primary and Stand-by Liquidity(2) $37.5B Includes $2.2B of cash collateral pledged by derivatives counterparties and held by the Company in unrestricted accounts. Total unencumbered assets equal $50.8B and include $13.9B private credit loans and $17.7B other assets. Note: Numbers may not add due to rounding.

SLM ABS Issuance Volume and Portfolio 1 Excludes outstandings under SLM's asset-backed commercial paper program. Totals may not add due to rounding. 2 Outstandings for total managed portfolio, after deducting loan loss allowance and unamortized discount. SLM is the largest issuer of FFELP and private education loan ABS and, despite adverse market conditions, issued $26.3B of student loan ABS in 2007 Issuance ($billion) 1 Managed Portfolio ($billion) 2 2005 2006 2007 FFELP Stafford/PLUS $6.6 $5.1 $9.1 FFELP Consolidation 17.1 22.9 15.0 Private Credit 3.4 5.7 2.2 Total ABS Issuance $27.0 $33.7 $26.3 2005 2006 2007 FFELP Stafford/PLUS $40.7 $39.9 $45.2 FFELP Consolidation 65.4 79.6 90.1 Private Credit 16.4 22.6 28.3 Total Portfolio $122.5 $142.1 $163.6

Note: Totals may not add due to rounding Source: Credit Suisse ABS Issuer Rankings 2007 US$ ABS Issuance by Issuer ($bn) 2007 Student Loan ABS by Issuer ($bn) YTD 2008 Student Loan ABS by Issuer ($bn) YTD 2008 US$ ABS Issuance by Issuer ($bn) Source: JPMorgan Research As of: 4/11/08

US Government Guaranteed Student Loan ABS

SLM FFELP ABS Issue Characteristics Historical issue size of $1.0B to $5.0(+)B Tranches denominated in US$ or Euros 'Aaa/AAA/AAA' rated senior tranches make up 97% of issue structure Floating rate tied to 3 mo. LIBOR, with occasional fixed rate issuance Amortizing tranches, with 1 to 15(+) year average lives Serviced by Sallie Mae, Inc. (1) Principal and accrued interest on underlying FFELP loan collateral carry a guarantee of either 98% or 97%. Guarantee is dependent on meeting the servicing requirements of the U.S. Department of Education. Typical SLM FFELP ABS Transaction Features Unique Characteristics of FFELP Loan ABS Explicit U.S. government guarantee of underlying collateral insulates bondholders from virtually any loss of principal (1) Formerly a 20% risk-weighted asset, now a <10% risk-weighted under Basel II's IRB methodology Offer significantly higher spreads than government agency securities with comparable risk profiles Short (1-3 yrs), intermediate (3-7 yrs), long (7-10 yrs) and very long (10-15+ years) term tranches available at new issue and in secondary

Recent SLM ABS Structures 1 Estimated based on a variety of assumptions concerning loan repayment behavior, as more fully described in the related prospectus, which may be obtained at http://www2.salliemae.com/investors/debtasset/slmsltrusts/. Actual average life may vary significantly from estimates. Recent SLM New Issue FFELP ABS Structures

SLM's Auction Rate Securities and Reset Rate Notes Auction Rate Securities (ARS) represent less than 5% of Sallie Mae's overall funding The limited exposure Sallie Mae has to the ARS market is not expected to materially impact Sallie Mae ABS issuance, structures or ratings To date, Sallie Mae has successfully remarketed its Reset Rate Notes (RRN) on their remarketing date Much like ARS, RRNs have penalty rates that apply if the remarketing fails Sallie Mae has approximately $2.6B of RRNs expected to remarket in 2008 Sallie Mae will consider all options to ensure successful remarketings of RRN's In the unlikely event a remarketing is unsuccessful, penalty rates paid to investors are not expected to affect existing structures or ratings

Private Credit Student Loan ABS

SLM Private Credit ABS Issue Characteristics Historical issue size of $1.0B to $2.5(+)B US$ denominated Student loan collateral not guaranteed by the U.S. Government 'Aaa/AAA/AAA' rated class A senior tranches, 'Aa2/AA-/AA' rated Class B and 'A2/A/A' rated class C subordinate tranches Floating rate tied to 3 mo. LIBOR Typically amortizing tranches, with 1 to 15 year average lives Serviced by Sallie Mae, Inc. Typical SLM Private Credit ABS Transaction Features Unique Characteristics of Private Credit ABS Generally underwritten using FICO scores and risk-based pricing, with approximately half of loans co-signed, typically by a parent Both S&P and Fitch have recently upgraded certain of SLM's private credit ABS securities No significant decline in credit quality of collateral evident through 2/28/08 Trust reports Private credit student loans are generally non-dischargeable in bankruptcy Short (1-3 yrs), intermediate (3-7 yrs) and long (7-10 yrs) term tranches available at new issue and in secondary

SLM Private Credit Student Loan Trust 2007-A The structure of SLM 2007-A is similar to prior Sallie Mae Private Credit ABS issues (1) Estimated based on a variety of assumptions concerning loan repayment behavior. Actual average life and repayment characteristics may vary significantly from estimates. (2) Approximate percent of Initial Asset Balance plus reserve account. (3) Approximate percent of Current Asset Balance. (4) Approximate percent of Initial Asset Balance.

Sallie Mae's Private Credit Student Loan Program (1) With a Co-Signer, maximum aggregate loan indebtedness is permitted to be up to the cost of education less any other aid. (2) Minimum FICO score for the standard program. Custom programs have been negotiated with certain schools in which the FICO cut-off may be lower. In certain cases there is school recourse for these loans. (3) Pursuant to its agreement with the American Association of Medical Colleges, Sallie Mae underwrites certain Medical loans on a judgmental basis, without reliance on the FICO score of the borrower.

Rating Actions on SLM Private Credit Student Loan ABS Due to better-than-anticipated performance of the underlying collateral... In September 2007, Fitch upgraded the ratings of subordinate tranches of SLM's 2002-A Private Credit ABS issue to 'AA+' and 'A+' from their original ratings of 'A' and 'BBB' At the same time, Fitch upgraded the ratings of all of the subordinate tranches of SLM Private Credit ABS issues 2003-A thru 2004-B to 'AA' and 'A' from their original ratings of 'A+' and 'BBB+' Beginning in 2006, S&P began upgrading the ratings on the two subordinate tranches of SLM's new issue Private Credit ABS from 'A' and 'BBB', ultimately to the 'AA' and 'A' ratings assigned the subordinate tranches of SLM's 2007-A Private Credit ABS There have been no downgrades of Sallie Mae's Private Credit ABS

SLM Private Credit ABS Relative Value Prior to the ABS market disruption, spreads on SLM Private Credit ABS were trading somewhat wider than comparable credit card ABS Source: JPMorgan Research Date Private Credit Cards Line 3 Line 4 Line 5 Line 6 Line 7 Line 8 Line 9 Line 10 Line 11 Line 12 Line 13 Line 14 Line 15 Line 16 Annotations 1/2/2003 15 7 1/3/2003 15 7 1/6/2003 15 7 1/7/2003 15 7 1/8/2003 15 7 1/9/2003 15 7 1/10/2003 15 7 1/13/2003 15 7 1/14/2003 15 7 1/15/2003 15 7 1/16/2003 15 6 1/17/2003 15 6 1/21/2003 15 6 1/22/2003 15 6 1/23/2003 15 6 1/24/2003 15 6 1/27/2003 15 6 1/28/2003 15 6 1/29/2003 15 6 1/30/2003 15 6 1/31/2003 15 6 2/3/2003 15 6 2/4/2003 15 6 2/5/2003 15 6 2/6/2003 15 6 2/7/2003 15 6 2/10/2003 15 6 2/11/2003 15 6 2/12/2003 15 6 2/13/2003 15 6 2/14/2003 15 6 2/18/2003 15 6 2/19/2003 15 6 2/20/2003 15 6 2/21/2003 15 6 2/24/2003 15 6 2/25/2003 15 6 2/26/2003 15 6 2/27/2003 15 6 2/28/2003 15 6 3/3/2003 15 6 3/4/2003 15 6 3/5/2003 15 6 3/6/2003 11 6 3/7/2003 11 6 3/10/2003 11 6 3/11/2003 11 6 3/12/2003 11 6 3/13/2003 11 5 3/14/2003 11 5 88.1 3/17/2003 11 5 3/18/2003 11 5 3/19/2003 11 5 3/20/2003 11 5 3/21/2003 11 5 3/24/2003 11 5 69.8 3/25/2003 11 5 3/26/2003 11 5 3/27/2003 11 5 3/28/2003 11 5 3/31/2003 11 5 4/1/2003 11 5 4/2/2003 11 5 4/3/2003 11 5 4/4/2003 11 5 4/7/2003 11 5 4/8/2003 11 5 4/9/2003 11 5 4/10/2003 11 5 4/11/2003 11 5 4/14/2003 11 5 4/15/2003 11 5 4/16/2003 11 5 4/17/2003 11 5 4/21/2003 11 5 4/22/2003 11 5 4/23/2003 11 5 4/24/2003 11 5 4/25/2003 11 5 4/28/2003 11 5 4/29/2003 11 5 4/30/2003 11 5 5/1/2003 11 5 5/2/2003 11 5 5/5/2003 11 5 5/6/2003 11 5 5/7/2003 11 5 5/8/2003 11 5 5/9/2003 11 5 5/12/2003 11 5 88.18 5/13/2003 11 5 5/14/2003 11 5 5/15/2003 11 5 5/16/2003 11 5 5/19/2003 11 5 5/20/2003 11 5 5/21/2003 11 5 5/22/2003 11 5 5/23/2003 11 5 Date Private Credit Cards Line 3 Line 4 Line 5 Line 6 Line 7 Line 8 Line 9 Line 10 Line 11 Line 12 Line 13 Line 14 Line 15 Line 16 Annotations 1/2/2003 55 22 1/3/2003 55 22 1/6/2003 55 22 1/7/2003 55 22 1/8/2003 55 22 1/9/2003 55 22 1/10/2003 55 22 1/13/2003 55 22 1/14/2003 55 22 1/15/2003 55 22 1/16/2003 55 21 1/17/2003 55 21 1/21/2003 55 21 1/22/2003 55 21 1/23/2003 55 21 1/24/2003 55 21 1/27/2003 55 21 1/28/2003 55 21 1/29/2003 55 21 1/30/2003 55 21 1/31/2003 55 21 2/3/2003 55 21 2/4/2003 55 21 2/5/2003 55 21 2/6/2003 55 21 2/7/2003 55 21 2/10/2003 55 21 2/11/2003 55 21 2/12/2003 55 21 2/13/2003 55 21 2/14/2003 55 21 2/18/2003 55 21 2/19/2003 55 21 2/20/2003 55 20 2/21/2003 55 20 2/24/2003 55 20 2/25/2003 55 20 2/26/2003 55 20 2/27/2003 55 20 2/28/2003 55 20 3/3/2003 55 20 3/4/2003 55 20 3/5/2003 55 20 3/6/2003 44 20 3/7/2003 44 20 3/10/2003 44 20 3/11/2003 44 20 3/12/2003 44 20 3/13/2003 44 20 3/14/2003 44 20 88.1 3/17/2003 44 20 3/18/2003 44 20 3/19/2003 44 20 3/20/2003 44 20 3/21/2003 44 20 3/24/2003 44 20 69.8 3/25/2003 44 20 3/26/2003 44 20 3/27/2003 44 20 3/28/2003 44 20 3/31/2003 44 20 4/1/2003 44 20 4/2/2003 44 20 4/3/2003 44 20 4/4/2003 44 20 4/7/2003 44 20 4/8/2003 44 20 4/9/2003 44 20 4/10/2003 44 20 4/11/2003 44 20 4/14/2003 44 20 4/15/2003 44 20 4/16/2003 44 20 4/17/2003 44 22 4/21/2003 44 22 4/22/2003 44 22 4/23/2003 44 22 4/24/2003 44 22 4/25/2003 44 22 4/28/2003 44 22 4/29/2003 44 22 4/30/2003 44 22 5/1/2003 44 22 5/2/2003 44 22 5/5/2003 44 22 5/6/2003 44 22 5/7/2003 44 22 5/8/2003 44 22 5/9/2003 44 22 5/12/2003 44 22 88.18 5/13/2003 44 22 5/14/2003 44 22 5/15/2003 44 22 5/16/2003 44 22 5/19/2003 44 22 5/20/2003 44 22 5/21/2003 44 22 5/22/2003 44 22 5/23/2003 44 22 Historical 3 Year AAA Rated ABS Indicative Spread Historical 7 Year AAA Rated ABS Indicative Spread

SLM Private Credit ABS Trusts 61- 90 and 90+ Day Delinquent Loans 61-90 Day Delinquencies 90+ Day Delinquencies Despite the downturn in the U.S. economy, delinquencies in SLM Private Credit ABS Trusts have not shown signs of any material increase

SLM Private Credit ABS Trusts Historical Cumulative Gross Charge-Off Experience (1) Cumulative gross charge-off experience for SLM Private Credit ABS Trusts remains consistent with initial expectations For SLM Private Credit Student Loan ABS issued prior to 2005-B, the servicer has the option, but not the obligation, to repurchase loans that become 180+ days delinquent. To date, the servicer has exercised this option and actual charge offs in these Trusts equal zero. Data above represents charge-offs outside these Trusts of 180+ day delinquent loans purchased by the servicer. Note: Data current as of Feb 29th, 2008.

SLM Private Credit ABS Trusts Cumulative Gross Charge-Offs vs. Expected Cumulative Default Rate (1) (2) 6.98% 6.00% 5.49% 5.71% 6.04% 5.63% 6.10% 6.12% 5.60% 5.81% 5.44% For SLM Private Credit Student Loan ABS issued prior to 2005-B, the servicer has the option, but not the obligation, to repurchase loans that become 180+ days delinquent. To date, the servicer has exercised this option and actual charge offs in these Trusts equal zero. Data above represents charge-offs outside these Trusts of 180+ day delinquent loans purchased by the servicer. The "Expected Cumulative Default Rate" for each Trust was calculated using historical performance based on loan type applied to the specific loan characteristic mix of each pool and is consistent with data shown to each of the rating agencies. However, these projections were based on a variety of assumptions, many of which may not be accurate and may not predict future pool performance. The Servicer, Issuer, Seller, Depositor and Affiliates make no representation about future pool performance. Future borrower behavior, or other factors, could result in default rates, charge-offs and losses much greater than implied by these data. Note: Data current as of Feb 29th, 2008 5.85%

SLM Private Credit ABS Prepayment Analysis Historical SLM Private Credit ABS CPRs Constant prepayment rates for SLM Private Credit ABS Trusts have increased recently due to the introduction of Private Credit Consolidation loans to the industry

Additional Information Earnings Information Federal Student Loan Legislation Debt Investor Information

1Q2008 and Full Year 2007 Earnings Summary ($ millions) 1Q 2008 1Q 2007 Full Year 2007 Full Year 2006 "Core Earnings" Net Income (1) $188 $251 $560 $1,253 Stafford/PLUS Originations ($B) $6.3 $5.6 $17.4 $16.0 Private Education Loan Originations ($B) $2.5 $2.4 $7.9 $7.4 Managed FFELP Loans Outstanding ($B) $139.3 $125.8 $135.3 $119.5 Managed Pvt Ed Loans Outstanding ($B) $30.2 $24.2 $28.3 $22.6 Managed Student Loan Portfolio ($B) $169.5 $150.0 $163.6 $142.1 Mgd Pvt Ed Loan % of Total Mgd Student Loans 18% 16% 17% 16% "Core Earnings" Net Student Loan Spread (2) 1.46% 1.77% 1.67% 1.84% "Core Earnings" Loan Loss Provision $181 $199 $1,395 $303 "Core Earnings" Private Loan NCOs as a % of Repay 3.3% 3.4% 3.07% 1.62% "Core Earnings" Fee and Other Income $271 $288 $1,173 $1,100 "Core Earnings" Operating Expenses $339 $332 $1,417 $1,253 GAAP Stockholders' Equity $5,208 $4,377 $5,224 $4,360 Tangible Capital Ratio 2.0% 1.8% 2.0% 1.8% (1) GAAP Net Loss for 1Q 2008 was $104 million compared to GAAP Net Income of $116 million in 1Q 2007. GAAP Net Loss for 2007 was $896 million compared to GAAP Net Income of $1,157 in 2006. (2) "Core Earnings" Net Student Loan Spread for 1Q 2008 is before the impact of 2008 Asset-Backed Financing Facilities fees. Earnings Information Student Loan Legislation Debt investor Information

"Core Earnings" Presentation Used by SLM's management in developing financial plans, tracking results, establishing corporate performance targets Used by securities analysts, credit rating agencies and debt capital providers to measure the company's business performance Treat securitizations as long-term financings and recognize the economic effect of hedges; specifically exclude (i) gains on sales from securitizations and subsequent Retained Interest revenue (ii) derivative unrealized mark-to-market adjustments, (iii) unhedged floor income, and (iv) goodwill and intangible impairment and the amortization of acquired intangibles Reflect only current period adjustments to GAAP earnings and are not a substitute for reported results under GAAP May not be comparable to similarly titled measures reported by other companies Note: Both a description of SLM's "Core Earnings" treatment and a full reconciliation to the GAAP income statement is contained in the supplemental earnings disclosure to the company's quarterly earnings releases and most recent Form 10-K. "Core Earnings" Performance Measures - Earnings Information Student Loan Legislation Debt investor Information

College Cost Reduction and Access Act Reduced lender yields on Stafford and Consolidation loans in repayment to CP+1.79% and CP+ 2.09% (CP+1.94% and CP+2.24% for not-for-profit lenders) Reduced lender yields on PLUS loans to CP+1.79% (CP+1.94% for not-for-profit lenders) The new legislation also - Eliminated the Exceptional Performer designation, effectively reducing the guarantee level for former EPs such as SLM from 99% to 97% (1) Increased origination fees paid by lenders from 0.5% to 1.0% Reduced default collections retained by guaranty agencies from 23% to 16% Required ED to develop a pilot auction program for Parent PLUS loans Provided loan forgiveness after 120 monthly payments to FDLP borrowers engaged in selected public service occupations For federal student loans disbursed after October 1, 2007, the new legislation... (1) Depending on the date of disbursement Earnings Information Student Loan Legislation Debt investor Information

Additional Information Available at www.salliemae.com Additional Information Available at www.salliemae.com Earnings Information Student Loan Legislation Debt investor Information

Debt Investor Relations Contact Information Guido van der Ven Senior Vice President, Corporate Finance Sallie Mae, Inc. 36 Leitch Avenue Skaneateles, NY 13152 315-685-9825 guido.e.vanderven@slma.com Leo Subler Vice President, Corporate Finance Sallie Mae, Inc. 12061 Bluemont Way Reston, VA 20190 703-984-5564 leo.subler@salliemae.com Earnings Information Student Loan Legislation Debt investor Information